EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Premier Alliance Group, Inc., a Delaware corporation (the "Company") on Form 10-QSB for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mark S. Elliott, Acting Chief Executive and Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Premier Alliance Group, Inc., and will be retained by Premier Alliance Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Mark S. Elliott
--------------------------------------------
Mark S. Elliott
Acting Chief Executive and Financial Officer
May 15, 2006